Exhibit 99.1

CEVA Inc. Reports Third Quarter 2006 Financial Results
GAAP net income and Non-GAAP operating profit reported for the quarter;
Continued progress towards sustained profitability and demand for CEVA’s technologies

SAN JOSE, Calif. - October 25, 2006 - CEVA, Inc. (NASDAQ: CEVA; LSE: CVA), the leading licensor of digital signal processor (DSP) cores, multimedia and storage platforms to the semiconductor industry, today announced financial results for the third quarter ended September 30, 2006.

Total revenue for the third quarter of 2006 was $7.9 million, a decrease of 6% compared to $8.4 million for the third quarter of 2005. Licensing revenue for the third quarter of 2006 was $5.5 million, a decrease of 4% compared to $5.7 million for the third quarter of 2005. Royalty revenue for the third quarter of 2006 was $1.4 million, a decrease of 7% compared to $1.5 million for the third quarter of 2005. Revenue from services was $1.0 million for the third quarter of 2006, a decrease of 17% compared to $1.2 million for the third quarter of 2005.

Net income for the third quarter of 2006 was $0.3 million, compared to net loss of $0.5 million for the third quarter of 2005. Net income per share for the third quarter of 2006 was $0.02 per share compared to net loss of $0.03 per share for the third quarter of 2005. Net loss for the third quarter of 2005 did not reflect the quarterly equity-based compensation expense under Statement of Financial Accounting Standards No. 123R, “Share Based Payments” that is required to be expensed for periods commencing after January 1, 2006.

In the third quarter of 2006, the Company recognized an equity-based compensation expense of $0.5 million pursuant to the adoption of SFAS 123R. Non-GAAP net income and net income per share for the third quarter of 2006, excluding the equity-based compensation expense, was $0.9 million and $0.04, respectively. Non-GAAP net loss and non-GAAP net loss per share for the third quarter of 2005, excluding the effect of a reorganization and severance charge of $1.7 million associated with leased facility requirements and a gain of $1.5 million related to the disposal of an investment, would have been $0.4 million and $0.02, respectively.

In the third quarter of 2006, ten new license agreements were signed, bringing the total to twenty six new license agreements signed in the first nine months of 2006. Of the ten new license agreements, seven were for CEVA DSP cores and platforms, two for CEVA SATA technology and one for CEVA Bluetooth technology. Customer target applications for these licenses are wireless, MobileTV, VoIP for optical networks and enterprise networking equipment. Geographically, one license agreement was signed in the United States, four in Europe and five in the Asia Pacific region, including Japan.

“The third quarter of 2006 was a successful quarter in terms of our growth strategy to drive new technologies into emerging markets,” said Gideon Wertheizer, Chief Executive Officer of CEVA. “We secured a design win in the mobile WiMAX market with our newest DSP core, the CEVA-X1641 and positioned ourselves in the PON ( Passive Optical Networks) network market with a design win for our VoIP (Voice over IP) platform at Kawasaki Microelectronics. We are also happy with the continued momentum of our DSP and Video technologies in the growing markets of MobileTV, SmartPhones and Ultra Low Cost (ULC) handsets.”

Yaniv Arieli, Chief Financial Officer of CEVA, stated: “Despite a traditionally challenging third quarter in terms of licensing revenue due to the summer vacation season, we managed to achieve significant milestones with regards to reaching our profitability goals. The last time CEVA reported Non-GAAP positive operating income was six quarters ago, in the first quarter of 2005. We continue to monitor our expenses closely and put more emphasis on top line growth. Our balance sheet continues to be robust with positive overall cash flow of $0.2 million for the third quarter of 2006 and as of September 30, 2006, our total cash, investments, deposits and cash equivalents totaled $63.8 million.”

CEVA Conference Call
On October 25, 2006, CEVA’s management will conduct a conference call at 8:30 a.m. Eastern Time / 1:30 p.m. London time, to discuss the company’s operating performance for the quarter. The conference call will be available via the following dial-in numbers:

•	US Participants: Dial 1-888-694-4641 (CEVA reference number # 7985458)

•	UK/Rest of World: Dial +44-800-032-3836 (CEVA reference number # 7985458)

The conference call also will be available live via the Internet by accessing the CEVA web site at www.ceva-dsp.com. Please go to the web site at least fifteen minutes prior to the call to register, download and install any necessary audio software.

For those who cannot access the live broadcast, a replay will be available by dialing 1-877-519-4471 (passcode: 7985458) for US domestic callers and +44-800-169-3875 (passcode: 7985458) for international callers from two hours after the end of the call until 11:59 p.m. (Eastern Time) on November 1, 2006. The replay will also be available at CEVA's web site at www.ceva-dsp.com.

About CEVA, Inc.
Headquartered in San Jose, Calif., CEVA is the leading licensor of digital signal processor (DSP) cores, multimedia and storage platforms to the semiconductor industry. CEVA licenses a family of programmable DSP cores, associated SoC system platforms and a portfolio of application platforms, including multimedia, audio, Voice over Packet (VoP), Serial Attached SCSI (SAS) and Serial ATA (SATA). In 2005, CEVA's IP was shipped in over 130 million devices. For more information visit www.ceva-dsp.com.

Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause the results of CEVA to differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including Mr. Wertheizer’s statements about the positive implications of the new design wins and the continued momentum of CEVA’s DSP and Video technologies in the growing markets of MobileTV, SmartPhones and Ultra Low Cost (ULC) handsets. Additional forward-looking statements include Mr. Arieli’s statements about achieving significant milestones with regards to reaching the Company’s profitability goals, monitoring the Company’s expenses and putting more emphasis on top line growth. The risks, uncertainties and assumptions include: the ability of the CEVA-X line of products to continue to be a strong growth driver for the Company; intense competition within, and challenging period of growth experienced by, the industry in which the Company competes; failure of the market for the Company’s technology to develop as expected, especially in the case of newly introduced or planned to be introduced technologies; the Company’s ability to timely and successfully develop and introduce new technologies and penetrate new markets; the Company’s reliance on revenue derived from a limited number of licensees; the Company’s ability to capitalize on the lucrative personal multimedia player market; the Company’s ability to realize cost savings from the GPS divestment; the Company’s ability to continue its cost saving measures, and other risks relating to the Company’s business, including, but not limited to, those that are described from time to time in the Company's Securities and Exchange Commission filings, including but not limited to its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, and its quarterly reports filed after the Form 10-K. CEVA assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

For More Information Contact:
Yaniv Arieli
CEVA, Inc.
CFO
1.408.514.2941
yaniv.arieli@ceva-dsp.com

Richard Kingston
CEVA, Inc.
1.408.514.2976
richard.kingston@ceva-dsp.com

CEVA, INC. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - U.S. GAAP
U.S. DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	Quarter ended		Nine Months ended
	September 30,		September 30,
	2006	2005	2006	2005
	Unaudited	Unaudited	Unaudited	Unaudited
Revenues:
Licensing and royalties	$6,938	$7,169	$21,553	$24,235
Other revenue	955	1,217	2,886	3,720

Total revenues	7,893	8,386	24,439	27,955

Cost of revenues	992	1,003	3,022	3,412

Gross profit	6,901	7,383	21,417	24,543

Operating expenses:
Research and development, net	4,270	5,036	14,159	15,477
Sales and marketing	1,414	1,619	4,791	4,855
General and administrative	1,577	1,399	4,535	4,481
Amortization of intangible assets	42	191	373	632
Reorganization and severance charge	-	1,650	-	3,307
Impairment of assets	-		-	510

Total operating expenses	7,303	9,895	23,858	29,262

Operating loss	(402)	(2,512)	(2,441)	(4,719)
Interest and other income, net	778	1982	1,949	2,760

Income (loss) before taxes on income	376	(530)	(492)	(1,959)
Taxes on income	35	-	185	160

Net income (loss)	341	(530)	(677)	(2,119)

Basic and diluted net income (loss) per share	$0.02	$(0.03)	$(0.04)	$(0.11)

Weighted-average number of Common Stock used in computation of net income (loss) per share (in thousands):
Basic	19,239	18,875	19,150	18,768
Diluted	19,324	18,875	19,150	18,768

CEVA, INC. AND ITS SUBSIDIARIES
NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
U.S. DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	Quarter ended		Nine Months ended
	September 30,		September 30,
	2006	2005	2006	2005
	Unaudited	Unaudited	Unaudited	Unaudited
Revenues:
Licensing and royalties	$6,938	$7,169	$21,553	$24,235
Other revenue	955	1,217	2,886	3,720

Total revenues	7,893	8,386	24,439	27,955

Cost of revenues	978	1,003	2,984	3,412

Gross profit	6,915	7,383	21,455	24,543

Operating expenses:
Research and development, net	4,100	5,036	13,636	15,477
Sales and marketing	1,336	1,619	4,533	4,855
General and administrative	1,328	1,399	3,693	4,481
Amortization of intangible assets	42	191	373	632
Total operating expenses	6,806	8,245	22,235	25,445

Operating income (loss)	109	(862)	(780)	(902)
Interest and other income, net	778	475	1,892	1,253

Income (loss) before taxes on income	887	(387)	1,112	351
Taxes on income	35	-	185	160

Net income (loss)	852	(387)	927	191

Non-GAAP basic and diluted net income (loss) per share	$0.04	$(0.02)	$0.05	$0.01
Weighted-average number of Common Stock used in computation of non-GAAP net income (loss) per share (in thousands):
Basic	19,239	18,875	19,150	18,768
Diluted	19,324	18,875	19,350	19,067

The above non-GAAP condensed consolidated statements of operations have been adjusted to exclude the following items to U.S. GAAP reported net income (loss):

	Quarter ended		Nine Months ended
	September 30,		September 30,
	2006	2005	2006	2005
	Unaudited	Unaudited	Unaudited	Unaudited
Reported net income (loss) per U.S. GAAP	341	(530)	(677)	(2,119)
Adjustments				-
Equity based compensation expense included in cost of revenue	14	-	38	-
Equity based compensation expense included in research and development expenses	170	-	523	-
Equity based compensation expense included in sales and marketing expenses	78	-	258	-
Equity based compensation expense included in general and administrative expenses	249	-	842	-
Interest and other income, net (1)	-	(1,507)	(57)	(1,507)
Reorganization and severance charge (2)	-	1,650	-	3,307
Impairment of assets (2)	-	-	-	510
Non-GAAP net income (loss)	852	(387)	927	191

(1)
Results for the three and nine months of 2005 included a gain of $1.5 million reported in interest and other income related to the disposal of an investment. Results for the nine months of 2006 included a gain of $0.1 million reported in interest and other income related to the disposal of an investment

(2)
Results for the three and nine months ended September 30, 2005 included a reorganization and severance charge of $1.7 million and $3.3 million, respectively, associated with leased facility requirements. Results for the nine months ended September 30, 2005 also included a one-time impairment charge of $0.5 million principally arising from the Company’s decision to cease the CEVA Bluetooth technology line. This $0.5 million was comprised of the remaining intangibles attributed to the Bluetooth technology of $0.4 million and a $0.1 million charge related to the impairment of other redundant assets.

These adjustments reconcile the Company's reported results of operations to the NON-GAAP results of operations. The Company believes that presentation of net income (loss) and net income (loss) per share, excluding non-cash equity-based compensation, gains related to the disposal of investments, the reorganization and severance charge and the impairment charge, provides meaningful supplemental information to investors as such a presentation allows investors to better understand the underlying business trend of the Company and how the expenses associated with the adoption of SFAS 123R are reflected in the Company’s statements of operations. The Company also believes that the NON-GAAP presentation of excluding the equity-based compensation expense from its financial results for the first nine months of 2006 in comparison to its financial results for the first nine months of 2005 facilitates comparison of operating results across reporting periods since the Company’s financial results for the first nine months of 2005 would not have included equity-based compensation expense. The Company uses these NON-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes. These NON-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP, and are intended to provide additional insight into the Company’s operations that, when viewed with its GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, offer a more complete understanding of factors and trends affecting the Company’s business. These NON-GAAP measures should not be viewed as a substitute for the Company's reported GAAP results, and may be different than the NON-GAAP measures used by other companies.

CEVA, INC. AND ITS SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

U.S. DOLLARS IN THOUSANDS

	September 30,	December 31,
	2006	2005
	Unaudited	Audited
ASSETS
Current assets:
Cash and cash equivalents	$36,509	$35,111
Marketable securities and bank deposits	27,259	26,509
Trade receivables, net	7,091	6,159
Deferred tax assets	571	600
Prepaid expenses	601	1,040
Other current assets	1,654	1,042
Total current assets	73,685	70,461
Long-term investments:
Severance pay fund	2,332	1,912
Deferred tax assets	434	292
Property and equipment, net	1,883	3,226
Investment	4,233	-
Goodwill	36,498	38,398
Other intangible assets, net	242	1,460
Total assets	$119,307	$115,749
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Trade payables	$638	$548
Accrued expenses and other payables	8,629	7,778
Taxes payable	331	442
Deferred revenues	589	453
Total current liabilities	10,187	9,221

Accrued severance pay	2,491	2,100
Accrued liabilities	1,829	2,195

Total liabilities	14,507	13,516

Stockholders' equity:
Common Stock:	19	19
Additional paid in-capital	142,062	138,818
Accumulated deficit	(37,281)	(36,604)
Total stockholders' equity	104,800	102,233
Total liabilities and stockholders' equity	$119,307	$115,749